[ EXHIBIT 10.6  -  MATERIAL CONTRACT ]


              Agreement for Promotion, Fulfillment and Distribution
                 Of National Healthcare Card/Alliance HealthCard

This AGREEMENT (the "Agreement), by and between Alliance HealthCard, Inc., a Georgia corporation ("AHC"), located at 3500 Parkway Lane, Suite 720, Norcross GA 30092 and National Healthcare Card, Inc., a WA corporation ("CLIENT"), located at 4017 Colby Avenue, Everett, WA 98201 (AHC and CLIENT, individually a "Party" and collectively the "Parties"), is made and entered into as of the latest of the signature dates set forth on the signature page below and shall be effective as of such date (the "Effective Date").

         WHEREAS, CLIENT represents Quixstar, a consumer direct marketer of consumable products with customers located throughout the United States. CLIENT owns and operates a site on the World Wide Web that can be located by using the following URL, http://www.NationalHealthcareCard.com/ (referred to herein as "NationalHealthcareCard.com"). Both parties recognize that this site address will be formally determined in May of 2004.

         WHEREAS, AHC is in the business of providing network services, administration and customer support programs for health discount programs, and desires to contract with CLIENT for the retail distribution of co-branded discount health card programs.

         AND, WHEREAS, CLIENT and AHC wish to enter into an agreement to provide for the distribution of the Program (defined below) to CLIENT's customers and prospective customers.

                                   DEFINITIONS

For the purposes of this Agreement, the following terms are defined.

"Customer" - Any individual who, at any time during the term of this Agreement, maintains a relationship with the CLIENT for the purchase of goods and services from CLIENT and who by that relationship was or is eligible to purchase one of the Programs.

"Network" - A group of Providers contracted through AHC or its suppliers to provide services to Subscribers under this Agreement.

"Provider" - A professional, pharmacy, paraprofessional or other individual, group or company contracted with by AHC or its suppliers to provide services to Subscribers under this Agreement.

"Subscriber(s) - Customers who have purchased membership in one or more of the Programs.

                                      TERMS

1.   The Co-Branded Program

CLIENT shall offer and sell multi-service health discount programs (the "Program") developed by AHC, described as Plan 1 in Exhibit C to Customers. The Parties hereby agree that any changes in pricing or services offered in connection with the Program shall require the Parties to execute a written amendment to this Agreement.


2.   Obligations and Expenses of AHC

     a. Maintain and develop relationships with Providers and Provider networks to provide products and services to Subscribers on a discounted fee basis

     b.   Provide fulfillment kit materials including:

          o Small (5 5/8 x 8 1/2) full-color Subscriber guide, or as otherwise approved by both parties

          o    Welcome letter

          o    For Plan 1, one health card (two for husband and wife
               Subscribers)

          o    New packets/cards mailed out on anniversary date

     c. Provide Subscriber support in accordance with the service standards set forth in Exhibit B, and provide a toll free inbound number, one-time card replacement at no fee, Provider location service, response to all customer service questions pertaining to the Program,

     d.   Provide daily electronic eligibility files to Networks

     e. Include nearby provider directory with fulfillment materials for non physician services

     f. Provide CLIENT's Subscribers uninterrupted access to AHC's database of Providers, updated monthly, accessible by Subscribers through CLIENT's website, sorted by Provider-type and zip code.

     g.   Mediate Provider access issues for Subscribers

     h.   Provide reports on call center activity

     i. Provide cash discounts on healthcare services detailed in Exhibit C through contracted Providers/Provider Networks


3.   Obligations and Expenses of CLIENT

     a. Pay for all marketing expenses of Program including but not limited to direct mail, inbound and outbound telemarketing, advertisements and publications

     b. Advertise and promote the Program through all existing communications with Customers including but not limited to monthly and quarterly publications, inbound sales calls, internet promotion, direct mail, e-mail, and any other means agreed to by both Parties

     c.   Electronically send Subscriber eligibility data to AHC

     d. Collect funds from Subscribers for completed Program applications and bill Subscribers for subsequent monthly fees and annual renewals

     e. Submit all information necessary to administer the Program in a format compatible with AHC's processing system; data will be updated on a timely basis, not less frequently than daily, as necessary to process Subscribers on a timely basis

     f.   Provide Subscriber applications for enrollment


4.   Exclusivity; Non-Solicitation

     a. During the term of this Agreement, CLIENT agrees to contract exclusively with AHC as the provider of network services for the Program, except where CLIENT's customers have access to, and are contracted for services similar to that of AHC's provider networks.

     b. AHC agrees that, during the term of this Agreement and after the termination of this Agreement, AHC will not solicit Customers for the purpose of offering healthcare programs in competition with CLIENT. In the event CLIENT decides not to offer a health savings program to its Customers, CLIENT agrees to give AHC first right to continue with a similar program to the existing Subscribers of Program


5.   Program Costs and other Compensation

Program costs and other compensation between the Parties are defined in Exhibit
C.

5.1 CLIENT Reports and Payment. CLIENT will remit payment to AHC for all Subscribers enrolled, along with supporting Subscriber documentation on a monthly basis. Payment shall be made by the 15th day of the month following enrollment pursuant to the Program Costs shown in Exhibit C. Any late payments will be subject to a 1%/mo late fee penalty. If CLIENT has been notified in writing of being late, and Payment is not made within 30 days from the due date of payment as described above, Subscribers may be terminated of eligibility and this Agreement may be terminated with cause by AHC. This termination does not in anyway relieve CLIENT of any financial obligations as required in this Agreement.

5.2 Refunds and Adjustments. AHC will make appropriate Program fee refunds to CLIENT for the 30 day trial within 30 days of termination of trial period.


6.   Term and Termination

6.1 Term. The term of this Agreement shall begin upon the Effective Date and shall continue for two years (the "Term").

6.2 Extension of Term. This Agreement will automatically renew for an additional Term unless either Party delivers 90 days' written cancellation prior to the end of the original Term, or any renewal Term.

6.3 Termination/Withdrawal.

     a. Either Party may terminate this Agreement upon thirty (30) days notice if:

          (1) the other Party commits a material breach of this Agreement that is not cured within forty-five (45) days after an initial written notice of the material breach is delivered to the breaching Party from the other Party;

          (2) the other Party files a petition for bankruptcy or is adjudicated a bankrupt, or a petition in bankruptcy is filed against the other Party and such petition is not dismissed within ninety (90) calendar days, or the other Party becomes insolvent or makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy law or the other Party discontinues its business or a receiver is appointed for other Party or its business; or

     b. AHC may terminate this Agreement upon thirty (30) days notice if CLIENT fails to make any payment due hereunder within thirty (30) days of written notice as provided herein that a payment was not received when due and such failure is not due to the fault or breach of AHC or any of its affiliates.

6.4 Ownership of Toll Free Number. Concurrently with the termination of this Agreement for any reason, AHC will transfer to CLIENT ownership of the toll free number described in Section 2.c hereof without charge, other than those normally charged by the telephone provider for such transfer.

6.5 Transfer of Subscribers. Upon the termination of this Agreement for any reason, AHC will fully cooperate with CLIENT in the transfer of all Subscribers to any health care service program then provided by CLIENT.

6.6. Survival. Those provisions of this Agreement which by their nature extend beyond termination or expiration will survive and remain in effect until all obligations there under are satisfied, specifically provisions dealing with confidentiality, indemnification, title, limitation of liability and payment of fees shall survive such termination or expiration.


7.   Intellectual Property ("IP") Rights and Control

7.1 AHC Grant of License. AHC hereby grants CLIENT a worldwide, non-exclusive license during the Term and any extensions thereof to display AHC's trademarks, logos, service marks and other graphical items in the form, and format and style guidelines provided by AHC ("AHC IP Materials") on NationalHealthcareCard.com, in CLIENT publications and as otherwise set forth herein. Any other use or display of AHC IP Materials by CLIENT shall require the prior written consent of AHC.

7.2 CLIENT Grant of License. CLIENT hereby grants AHC a worldwide, non-exclusive license during the Term and any extensions thereof to display CLIENT's trademarks, logos, service marks and other graphical items in the form, and format and style guidelines provided by CLIENT, ("CLIENT IP Materials") on Program materials prepared by AHC and for no other purpose. Any other use or display of IP Materials by AHC shall require the prior written consent of CLIENT.

7.3 Ownership of Intellectual Property by CLIENT. AHC acknowledges that, as between it and CLIENT, CLIENT owns or is the licensee of, all right, title and interest in and to the CLIENT IP Materials. AHC understands and agrees that its use of any of the CLIENT IP Materials shall not create in it any right, title or interest, in or to such property, and that all such use and goodwill associated with any such use of the CLIENT IP Materials shall inure to the benefit of CLIENT.

7.4 Ownership of Intellectual Property by AHC. CLIENT acknowledges that, as between it and AHC, AHC owns or is the licensee of, all right, title and interest in and to the AHC IP Materials. CLIENT understands and agrees that its use of any of the AHC IP Materials shall not create in it any right, title or interest, in or to such property, and that all such use and goodwill associated with any such use of the AHC IP materials shall inure to the benefit of AHC.

7.5 Trademark Quality Control. Each Party's use of the other's trademarks and other materials and co-branded items shall be in accordance with such Party's policies regarding trademark usage. In the event that a Party determines that its trademarks are being used by the other Party in a manner that is inconsistent with its standards and reasonably demonstrates such inconsistency to the other Party, such other Party shall within five (5) days thereafter cure such inconsistency; provided, however, that if either Party does not cure such inconsistency within such period, such Party shall be in breach of this Agreement. Each of the Parties hereto shall use the other Party's logos and/or trademarks in accordance with each Party's respective trademark and/or logo usage policies and in furtherance of the purposes of this agreement.

7.6 Protection of Rights and Withdrawal. Each Party shall cease use of any IP Materials of the other Party if the first Party, in its sole discretion, determines that use, display, transmission, or distribution of such the IP Materials of the other Party would (i) violate or infringe the copyright, trademark or other rights of any third party, or any other law, court order, governmental regulation or other ruling of any governmental agency or entity,
(ii) subject the first Party to any liability, (iii) jeopardize the first Party's ability to protect its rights or its property in the manner deemed appropriate by that Party, or (iv) violate any other rights of a third party.

7.7 Editorial Control. CLIENT shall maintain sole editorial and business control and discretion over the design aspects, substance and selection of all data and material for the Program and all services available, subject to the restrictions required by all vendors for the provisions of healthcare services and accuracy of any representations of services, Providers and savings as communicated and approved by AHC.


8.   Confidentiality

8.1 Confidentiality and Non-Disclosure Agreement. The Parties hereby agree to be bound by the confidentiality and non-disclosure agreement attached hereto as Attachment A and incorporated by reference herein.

8.2 Announcements. No disclosure concerning the details of this Agreement or the transactions contemplated hereby will be made by either Party without the prior written approval of the other, except to their respective representatives who are under an obligation of confidentiality or as may be required by law. Any announcement by either Party that a relationship has been formed to market a private label medical savings program must be pre-approved by the other Party.


9.   Warranties & Indemnification

9.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

     a. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the necessary power and authority (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own and use its assets in the manner in which its assets are currently owned and used, and (iii) to enter into this Agreement and perform its obligations under this Agreement; and

     b. Its execution and delivery of this Agreement, and the performance of its obligations and duties hereunder, do not and will not (i) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (ii) require any filing with, or permit, authorization, consent or approval of, any governmental body, (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it is a party or by which any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, or Law applicable to it.

9.2 Infringement Indemnification by AHC. AHC agrees to defend or settle any claim against CLIENT (or third parties to whom CLIENT is authorized by AHC to resell or sublicense), that the Program delivered under this Agreement infringes a patent, copyright, trade secret, or trademark in the country where the Program is used or sold, provided CLIENT cooperates with AHC in, and tenders to AHC sole control of, the defense or settlement.

9.3 Liability Indemnification.

     a. AHC agrees to indemnify and hold harmless CLIENT against all claims, losses, actual damages (and not special or consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses (i) relating to any claims of Subscribers or Providers, or their representatives, heirs, associates or family members, relating to, or arising under, the Program, and
          (ii) relating to the Program supplied hereunder or any materials, labeling, instructions, training or other materials approved or provided by AHC.

     b. CLIENT agrees to indemnify and hold harmless AHC against all claims, losses, actual damages (and not special or consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses relating to any misrepresentations, materials, labeling, instructions, training or other materials relating to the Program not approved by AHC and provided by CLIENT

     c. Each Party shall promptly notify the other Party in writing of any claim for indemnification; provided, however, that failure to give such notice shall not relieve the Party of any liability hereunder. Both Parties shall, if requested by the other Party, give reasonable assistance in defense of any claim. Except to the extent set forth in
          Section 9.3.a herein, Client acknowledges and agrees that AHC shall not be liable to Client for any wrong data, provider descriptions or listings, or any other item regarding the Network that may be inaccurate or cause a disruption of service to Subscribers.

9.4 Remedies Cumulative. Except as otherwise expressly specified herein, the rights and remedies granted to each Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies that such Party has under the express terms of this Agreement.


10.  Limitation of Liability

Except for the agreed upon damages described in Section 6.5, and except in the event of intentional wrongdoing, in no event shall a Party to this Agreement be liable for any special, indirect, incidental or consequential damages, including, without limitation, for lost profits, in any way arising out of or relating to this agreement, even in the event such Party has been advised as to the possibility of such damages.

11.  Insurance

Throughout the Term, each Party shall procure and maintain at its own expense, general liability insurance in the amount of at least One Million Dollars. Each Party shall furnish to the other Party, upon request, certificates of insurance or other appropriate documentation (including evidence of renewal of insurance) evidencing all coverage referenced in this Article. AHC's insurance policy shall name CLIENT as an additional insured and an additional loss payee and shall include a provision whereby thirty (30) days' notice must be received by CLIENT prior to cancellation or material alteration of the coverage.

12.  Miscellaneous

12.1 No Joint Venture. The sole relationship between the Parties shall be that of independent contractors. No partnership, joint venture, or other formal business relationship is hereby created between the Parties hereto. Neither Party shall make any warranties or representations, or assume or create any obligations, on the other Party's behalf except as may be expressly permitted hereunder or in writing by such other Party. Each Party shall be solely responsible for the actions of all their respective employees, agents and representatives.

12.2 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Georgia, without regard to the principles of conflicts of laws, and with the same force and effect as if fully executed and performed therein, and the laws of the United States of America.

12.3 Amendment or Modification. This Agreement may not be amended, modified or supplemented by the Parties in any manner, except by an instrument in writing signed on behalf of each of the Parties by a duly authorized officer or representative.

12.4 Notices. Any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the Party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified mail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; or (iv) sent by facsimile. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally or by courier; (b) three (3) days after the date of posting if transmitted by mail; or (c) if transmitted by facsimile, the date a confirmation of transmission is received. Either Party may change its address for purposes hereof on not less than three (3) days prior notice to the other Party. Notices hereunder shall be directed to, unless otherwise instructed by the receiving Party:

If to CLIENT, to:

         National Healthcare Card, Inc.
         Attn: President, Tony Jarjour

If to AHC, to:

         Alliance HealthCard, Inc.
         3500 Parkway Lane Suite 720
         Norcross, GA 30092
         Attention: President

12.5 Dispute Resolution. Both Parties agree to try on a best efforts basis to resolve any disputes between each other. If both Parties cannot agree and come to final resolution, then both Parties agree resolve the dispute through binding and final arbitration in a mutually agreeable location.

12.6 Entire Agreement /Force Majeure. This Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral between the Parties with respect to the subject matter hereof. Neither Party shall be liable for any delay or failure to perform hereunder if such failure or delay is due to a force beyond its control ("force majeure") such as flood, pestilence, war, insurrection, shortage of supplies, labor actions, and the like, so long as performance is resumed promptly after the conclusion of the force majeure event.

12.7. Waiver. Any of the provisions of this Agreement may be waived by the Party entitled to the benefit thereof. Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

12.8. No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any Person other than the Parties and the respective permitted successors or assigns of the Parties, any rights, remedies, obligations or liabilities whatsoever.

12.9. Fees and Expenses. Each Party shall be responsible for the payment of its own costs and expenses, including attorney's fees and expenses, in connection with the negotiation and execution of this Agreement.

12.10. Severability. If the application of any provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the Parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

12.11. Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

This Agreement is executed by the Parties hereto on the dates indicated.

NATIONAL HEALTHCARE CARD, INC.,


By: _________________________               Date:    ____________________
Name: _______________________
Title: ________________________



ALLIANCE HEALTHCARD, INC.


By: _________________________               Date: _____________________
Name: _______________________
Title: ________________________

                                    Exhibit C
                         Program Costs and Compensation

Wholesale Pricing to Client (per member per month):
 Plan 1-$.85/pmpm,

Plan 2- $2.90/pmpm,

Plan 3- $10.25/pmpm

The CLIENT will be charged at a rate of $12.50/mo for Plan 3 if CLIENT's membership does not exceed 5,000 active members in the medical plan (Plan 3) within 12 months from date of this Agreement. Client will receive a price break at 20,000 lives and the Plan 3 will be priced at $9.65/mo.

Proposed Plans

-------------------------------------------------------------------------------------
Benefit                                             Plan 1      Plan 2       Plan 3
-------------------------------------------------------------------------------------
Pharmacy-Advance PCS                                X           X            X
-------------------------------------------------------------------------------------
Vision-Eyemed                                                   X            X
-------------------------------------------------------------------------------------
Dental-Cigna                                                    X            X
-------------------------------------------------------------------------------------
Hearing-NECP                                                                 X
-------------------------------------------------------------------------------------
Travel Assist                                                                X
-------------------------------------------------------------------------------------
Chiropractic & CAM-Am.Specialty Health                                       X
-------------------------------------------------------------------------------------
Behavioral Counseling-Mental Health Network                                  X
-------------------------------------------------------------------------------------
Nurse Hotline-IntraCorp                                                      X
-------------------------------------------------------------------------------------
Health Club Network-IFCN                                                     X
-------------------------------------------------------------------------------------
Long Term & Elder Care-Evercare                                              X
-------------------------------------------------------------------------------------
Diabetes Supplies-Liberty Medical                                            X
-------------------------------------------------------------------------------------
Physician-ppoNext (Competitive Health)                                       X
-------------------------------------------------------------------------------------
Hospital-International Med-Care                                              X
-------------------------------------------------------------------------------------
Patient Advocacy (Karis Group)                                               X
-------------------------------------------------------------------------------------


There may be an initial setup fee required if AHC handles printing and fulfillment for ID cards and member guides, etc. (To be discussed)

Alliance HealthCard has provided the above pricing on the assumption that National HealthCare Card is the vendor handling the Quixstar (Amway) healthcard program.